Exhibit (a)(1)(k)

Exhibit (a)(1)(K)

SIGMA

Stock Options,

Section 409A and

Sigma Designs’ Offer to Amend Some of Your Options

SIGMA

Meeting Objectives

Clarify which stock options are adversely impacted by Section 409A of the Tax Code.

Explain Sigma’s solution or “fix” for those options – this Tender Offer.

What happens if you don’t accept the Offer.

SIGMA

Discounted ISOs now NSOs

If you had an option that was an Incentive Stock Option (ISO) and it was determined to be discounted, it is now an Non-qualified Stock Option (NSO)

NSOs have different tax and tax withholding

Tax is withheld upon exercise of NSOs

There are other tax differences, which we will not cover today

SIGMA

Section 409A Tax Issue

Some of your unexercised stock options are subject to negative tax implications based on Section 409A of Tax Code (the “Eligible Options”).

the option was granted under Sigma’s Amended and Restated 1994 Stock Plan or Sigma’s 2001 Employee Stock Option Plan;

the option has an exercise price per share that is less than the fair market value per share of the common stock underlying the option on the option’s measurement date for financial reporting purposes;

the option was unvested as of December 31, 2004 (if only a portion of an option was unvested as of December 31, 2004, the unvested portion may be an “eligible option”); and

the option is outstanding on the date hereof and as of the last date on which the offer remains open for acceptance, which we refer to in the offer as “the expiration date.”

SIGMA

Which options are 409A affected?

Options subject to Section 409A meet all of the following criteria:

Options were granted at a price below the stock’s fair market value (“FMV”) on the corrected grant date; AND

Options are unvested as of 12/31/04

Options subject to 409A that have already been exercised in 2006 (or are exercised before the expiration date) generally cannot be fixed. They are not “Eligible Options.”

We will not cover the treatment of those options today.

SIGMA

Our Solution – Offer to Amend

Sigma has a solution that should allow you to avoid adverse personal 409A tax consequences for these Eligible Options.

Your participation in the solution requires an election by you.

You are not required to participate.

If you do not participate you will likely have adverse income tax consequences for which you will be solely responsible.

SIGMA

Our Solution – Offer to Amend (cont’d)

Sigma is offering a solution to fix the discounted options.

What is the solution?

Amend the discounted options to adjust the exercise price per share to the fair market value per share on the corrected grant date,

AND

Provide cash payment to reimburse employees equal to the difference between the original option price and the adjusted price, multiplied by the number of shares subject to the eligible option.

Only the discounted options impacted by 409A require the “fix” and are eligible for the cash payment.

If you accept the Offer, Sigma can implement this solution for you.

SIGMA

Our Solution – Offer to Amend (cont’d)

1. Amend unexercised Eligible Options to increase the option price:

New option price will equal the FMV on the measurement date for financial reporting purposes.

All other terms will remain the same (including the number of shares, vesting schedule and expiration date).

AND

2. Cash payment:

Equal to the difference between the original exercise price and the amended exercise price multiplied by the number of Eligible Options.

Cash payment to be made on the first payroll date following January 1, 2008, less applicable withholding tax. (Timing is in accordance with guidelines under Section 409A.)

Only the eligible portion of a 409A option grant may be amended through the Offer to Amend:

Unvested as of 12/31/04.

Outstanding as of the expiration date of the offer to amend.

SIGMA

Who is eligible to participate in the Offer to Amend?

Must be:

an employee today and as of the expiration date of the Offer to Amend (currently expected to be Wednesday, June 13, 2007 unless the Offer is extended), and subject to US federal income taxes.

For any Eligible Option, you cannot elect to amend just a portion of your Eligible options. You must accept the Offer with respect to the entire Eligible Option.

SIGMA

What you need to do to participate in the Offer to Amend

You must complete and sign the Election Form.

Your competed Election Form must be sent to us at Sigma’s Milpitas Office.

Delivery must be via email, fax or hand delivery, only!

Election forms sent via interoffice mail, overnight delivery services or USPS mail will not be acceptable forms of delivery.

Your election form must be received before 1:00 p.m. PDT on Wednesday, June 13, 2007 or such later date that we inform you of, if we extend the Offer.

Election forms received at or after 1:00 p.m. PDT will not be accepted.

Email confirmation will be issued to you within 2 business days after receipt.

Participation in the Offer is completely voluntary.

SIGMA

The Offer Documents and Election Form

You have received an email that includes:

a copy of the Offer to Amend the Exercise Price of Certain Options;

a personalized Addendum describing your Eligible Options as of May 15, 2007;

an Election Form; and

a Withdrawal Form.

SIGMA

What happens if I don’t participate?

You will be responsible for the tax implications:

Potential federal income taxation prior to exercise.

20% additional federal tax.

Potential federal interest.

Potential parallel state income tax and interest.

There will be no reimbursement for 409A taxes and interest.

If you don’t amend your Eligible Options, you will be taxed each year until exercise or expiration of the discounted options.

You will not receive the benefit of Sigma’s solution:

No amended option price.

No cash payment in January 2008.

The Offer to Amend is a one-time offer to prevent future adverse tax consequences.

SIGMA

Offer to Amend Timeline

Offer Begins: Tuesday, May 15, 2007.

Offer Expires: 1:00 p.m. Pacific Time on Wednesday, June 13, 2007 (unless we extend the Offer).

Election Forms need to be sent to Sigma’s Milpitas Office.

All elections must be via email, fax or hand delivery.

Late submissions will not be accepted.

The only way to participate in the Offer to Amend:

Submit your election form (the form was emailed to you).

Email confirmation will be issued to you within 2 business days after receipt.

Participation in the Offer is completely voluntary.

SIGMA

We Cannot Provide Tax Advice

Taxation of stock option transactions can be very complicated. Sigma cannot provide you with personal tax advice.

Sigma policy prohibits any employees from providing personal income tax advice to any other employee.

This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation.

SIGMA

What if I still have questions?

Questions about this presentation should be directed to Kit Tsui or Maggie Anderson at (408)262-9003 or via email at:

option-offer@sdesigns.com

Questions on your personalized Addendum or the Election or Withdrawal Forms or processes, should be directed to Kit Tsui or Maggie Anderson at (408)262-9003 or at

option-offer@sdesigns.com

SIGMA

Important Information

THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS AND RELATED MATERIAL THAT SIGMA FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MAY 15, 2007 AS PART OF AN OFFERING MEMORANDUM. OPTION HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE OFFER TO AMEND AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. ELIGIBLE OPTION HOLDERS MAY OBTAIN A COPY OF THE OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS AND THE RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S WEBSITE AT: WWW.SEC.GOV OR FROM SIGMA.

SIGMA

Circular 230 Disclaimer Notice

Any tax discussion included in this presentation was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency;

This tax discussion was written to support the promotion of the matter addressed by the presentation; and

The taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

SIGMA